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                                                                  Exhibit 10.23


                      MASTER OUTSOURCED SERVICES AGREEMENT

         THIS MASTER OUTSOURCED SERVICES AGREEMENT (the "Agreement") is effective as of the 30th day of December, 1999 (the "Effective Date"), and is by and between eCredit.com, Inc., a Delaware corporation, having its principal place of business at 400 Blue Hill Drive, Suite 300, Westwood, MA 02090 ("eCredit.com") and World Commerce Online, a Florida corporation, having its principal place of business at Orlando International Airport, Tradeport Commerce Center, 9677 Tradeport Drive, Orlando FL 32827 ("Client").

         WHEREAS, Client conducts credit evaluations of its prospective customers and arranges financing for customers; and

         WHEREAS, eCredit.com, among other business activities, offers certain proprietary business process automation services designed to facilitate the credit evaluation and financing process in an outsourced environment ("Outsourced Services"); and

         WHEREAS, Client desires to retain eCredit.com to customize the Outsourced Services according to protocols provided by Client ("Client's Business Logic") to process consumer and business credit information provided by Client or obtained by eCredit.com at the request of Client ("Data").

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which is acknowledged by all parties, the parties hereby agree as follows:

         1. Obligations of eCredit.com. eCredit.com will customize its Outsourced Services according to Client's Business Logic (as set forth in
Schedule 1 hereto and made a part hereof) and will process Data according to Client's Business Logic and return the results of such processing ("Processed Transactions") to Client in an online interactive mode. These Outsourced Services will be provided to Client on a non-exclusive basis.

         2. Payment. Client shall pay to eCredit.com the fees as set forth in
Schedule 2.1 hereto.

         3. Term. This Agreement shall continue in effect for an initial term as set forth in Schedule 3.1 (the "Initial Term") and will automatically renew at the end of the Initial Term or any extension for additional terms as set forth in Schedule 3.1 ("Renewal Terms") unless either party tenders written notice of its intent to terminate within sixty (60) days of the renewal date.

         4. Terms and Conditions. The attached Terms and Conditions are incorporated herein and made a part hereof.

         Executed as of the date set forth above, as a document under seal, by the duly authorized representatives of the parties hereto.

eCredit.com, Inc.                        World Commerce Online

Name:      Kevin M. Higgins              Name:      Mark E. Patten

Signature: /s/ Kevin M. Higgins          Signature: /s/ Mark E. Patten
           --------------------------               ----------------------------

Title: VP Channel Sales &                Title: Chief Financial Officer
       Sales Operations


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                      MASTER OUTSOURCED SERVICES AGREEMENT
                              TERMS AND CONDITIONS

         1. Performance of Outsourced Services. eCredit.com will use commercially reasonable efforts to assure that Outsourced Services are generally available twenty-four (24) hours per day, seven (7) days per week, according to the Specifications. Client shall be solely and exclusively responsible for the provision of Client's Business Logic and Data.

         2. Taxes and Charges. Client shall reimburse eCredit.com within ten
(10) days of receipt of eCredit.com's invoice for all taxes or similar assessments related to this Agreement, other than taxes based on the net income of eCredit.com.

         3. Pass Through Expenses. Subject to written consent, Client will reimburse eCredit.com for any new or increased fees, or other charges that increase eCredit.com's costs in performing this Agreement.

         4. Termination.

                  4.1 Either party hereto may terminate this Agreement immediately should the other party (i) admit in writing its inability to pay its debts generally as they become due; (ii) make a general assignment for the benefit of creditors; (iii) institute or consent to bankruptcy proceedings against it; (iv) be adjudicated as being bankrupt or insolvent; (v) seek or consent to reorganization under any bankruptcy act; or (vi) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs.

                  4.2 Should either party commit a material breach of its obligations, the other party may terminate this Agreement, by thirty (30) days' written notice describing the basis for such termination unless prior to expiration of such period the defaulting party cures such default. Client's non-payment of any invoice shall constitute a material breach.

                  4.3 In the event that eCredit.com reasonably believes that Client's conduct or Client's Data, Business Logic or Products violate applicable law, injure the reputation of eCredit.com, or pose a threat to eCredit.com's systems, equipment, processes, Outsourced Services Business or Intellectual Property (the "Threatening Condition"), eCredit.com may, at its election, suspend providing the Outsourced Services to Client with one (1) day prior written notice and at any time thereafter may terminate this Agreement without notice if the Threatening Condition or payment delinquency remains uncured more than ten (10) calendar days after said notice.

                  4.4 Upon termination by either party, eCredit.com shall discontinue any use of Client's Business Logic and Data which constitute Intellectual Property of Client within ten (10) business days following the date of termination. Except as otherwise provided in this Agreement, within ten (10) business days following the termination of this Agreement, each of the parties shall return to the other party all materials belonging to the other party that constitute Confidential Information and/or Intellectual Property.

                  4.5 The provisions of this Agreement relating to payment of any fees, charges or other amounts owed, payment of any interest thereon, intellectual property rights, confidentiality,


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warranties, limitation of liability, compliance with law, and indemnity shall survive any termination or expiration of this Agreement as well as any other provisions which expressly provide therefor.

         5. Intellectual Property and Confidentiality.

                  5.1      Intellectual Property Rights.

                           (a) For purposes of this Agreement, "Intellectual
Property" shall mean (i) copyrights (including, without limitation, the right to reproduce, distribute copies of, display and perform the copyrighted work and to prepare derivative works in any format or media), copyright registrations and applications, patent rights (including, without limitation, registrations and applications), trade mark and service mark rights (including, without limitation, registrations and applications), trade names, mask-work rights, trade secrets, moral rights, algorithms, trade dress, goodwill and other proprietary rights, and all renewals, divisions, continuations, continuations-in-part, reissues, additions and extensions thereof, regardless of whether any of such rights arise under the laws of the United States or any other state, country or jurisdiction; (ii) intangible legal rights or interests evidenced by or embodied in any idea, design, concept, process, technology, invention, discovery, enhancement, improvement or information and data which is not generally known, (including formulae, procedures, protocols, techniques and results of experimentation and testing) that is necessary or useful, regardless of patentability, but including patents, patent applications, trade secrets, and know-how; (iii) all appurtenances related to, and derivatives of any of the foregoing; (iv) Client's Business Logic and Data proprietary to Client and any Confidential Information of Client and (v) the Outsourced Services and any Confidential Information of eCredit.com.

                           (b) Except as expressly set forth in this Agreement,
neither party will acquire any right, title, or interest in the other's Intellectual Property.

                  5.2      Protection of Confidential Information.

                           (a) Confidential Information. Each party understands
and acknowledges that any data or information, oral or written, treated as confidential that relates to the other's research, development or business activities, including any unannounced products and services, other clients, suppliers, and service providers, business processes and plans, finances, internal operations, developments, inventions, processes, plans, financial information, data, revenue, forecasts, projections, methods of compiling, manipulating, presenting and disseminating Outsourced Services or information, access control systems, security codes, and details of systems and applications which is disclosed or otherwise made available to the other party and the financial and other contractual terms of this Agreement (collectively, "Confidential Information"), represent valuable confidential information entitled to protection as trade secrets. The parties shall keep confidential, shall not disclose, and shall protect from unauthorized disclosure by their employees and agents, Confidential Information and all copies or physical embodiments thereof in any media in its possession, and shall limit access to Confidential Information to those who require such access in connection with this Agreement. Each party shall secure and protect the Confidential Information and any and all copies and other physical embodiments thereof in any media in its possession in a manner consistent with the steps taken to protect its own trade secrets and Confidential Information, but not less than a reasonable degree of care. Each party shall take appropriate action with its employees who are permitted access to the Confidential Information to satisfy its obligations hereunder.


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                           (b) Exceptions. The confidentiality obligations set
forth above shall not prohibit disclosure of (i) information previously known to the receiving party without reference to Confidential Information, (ii) information which is or becomes publicly known through no wrongful act of the receiving party, (iii) information received from a third party under no confidentiality obligation with respect to the Confidential Information, (iv) information required to be disclosed under administrative or court order or in arbitration or litigation arising out of a this Agreement, or (vi) information concerning the terms of this Agreement in connection with debt and capital fund-raising of eCredit.com and other transactions to parties under confidentiality obligations to eCredit.com.

         6. Representations, Warranties and Certain Agreements.

                  6.1 Y2K Compliance. The following should be considered a Y2K Readiness Disclosure under the Year 2000 Information and Readiness Disclosure Act. eCredit.com hereby warrants that (i) the proprietary software applications and tools developed by eCredit.com and used in providing the Outsourced Services (the "Software") will properly perform all date functions, including, but not limited to, processing the year 2000, leap years, and calculations and formulas involving dates in more than one century ("Century Compliant"), and (ii) the Software will not cause an abnormal abort to occur, or generate incorrect values or invalid outputs, based on management, manipulation or calculation of data involving dates, including leap days ("Date Compliant") when used with other components which are Century Compliant and Date Compliant. In the event any Software is not Century Compliant or Date Compliant, eCredit.com shall, to the extent necessary, promptly repair such Software or replace such Software with Software of equivalent functionality and performance which meets the foregoing standards; this shall be Client's sole remedy for breach of these warranties and for failure of the Outsourced Services to be Century Compliant and Date Compliant. Client hereby warrants that its information systems and processes and databases including but not limited to, Client's Business Logic and Data, presently used by it and used by it in the future in connection with the Outsourced Services, other than the Software, is Century Compliant and Date Compliant and that eCredit.com shall have no liability arising out of the failure of such information systems and processes and databases to be Century Compliant and Date Compliant.

                  6.2 Certain Obligations of Client. Client hereby represents, warrants and covenants that throughout the term of this Agreement, Client shall
(i) have the right to disclose or cause the disclosure of Client's Business Logic and Data to eCredit.com and such disclosure and eCredit.com's use thereof pursuant to this Agreement shall be in compliance with all applicable laws including but not limited to the federal and state laws pertaining to credit, debt collection, business practices and consumer protection; (ii) not use the Outsourced Services on behalf of any third party and only in connection with a credit transaction involving the Client's customer on whom the information is to be furnished and involving the extension of credit to, or review or collection of an account of, the Client's customer; (iii) submit any marketing literature Client creates pertaining to Outsourced Services to eCredit.com for review and approval prior to publication; (iv) Client shall bear all collection risk (including, without limitation, credit card fraud and any other type of credit fraud) with respect to sales of its products; (v) be solely responsible for maintaining complete backup records of all information relating to its customers' orders, inquiries and purchases and any other customer information, once transactions have been processed; (vi) assume all responsibility for: the use, development, content and maintenance of Client's Business Logic and Data and all expenses and liabilities relating thereto, the use of the Outsourced Services pursuant to this Agreement, the results obtained there from; and any liability for any authorized or unauthorized use of the Outsourced Services and
(vii) only use the Outsourced Services with respect to credit transactions in the United States of America unless otherwise agreed by the parties in advance.


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                  6.3 Non-Compete and Business Non-Solicitation.

                           (a) Client acknowledges and agrees with eCredit.com
that the Outsourced Services are unique in nature and that the Outsourced Services form an integral component of eCredit.com's Program. Accordingly, and in furtherance of this Agreement, Client agrees with eCredit.com for a period commencing the date of this Agreement and ending two (2) years after the termination of this Agreement, Client and its affiliates will not establish, own, operate, manage or control ("control") any business which is engaged in the development or delivery of products or service solutions to third parties that are the same as or substantially similar to the Outsourced Services and that competes with the business of eCredit.com (a "Competing Business").

                           (b) eCredit.com acknowledges and agrees with Client
that the Client's business is unique in nature and in furtherance of this Agreement, eCredit.com agrees with Client that for a period commencing the date of this Agreement and ending two (2) years after the termination of this Agreement, eCredit.com and its affiliates will not establish, own, operate, manage or control ("control") any business which is engaged in the development or delivery of products or service solutions to third parties that are the same as or substantially similar to the Client's business (a "Competing Business").

                           (c) In the event that any provisions in this Section
7.3 shall be determined to be unenforceable, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

         7. Indemnification.

                  7.1 Indemnification. Each party shall indemnify, defend and hold harmless the other party and its officers, employees, agents, affiliates and subsidiaries against and from all losses, expenses, liabilities, damages and costs including, without limitation, reasonable attorneys' fees, that may at any time be incurred by any of them in connection with (i) non-payment of fees and charges payable hereunder, and (ii) any allegation, investigation, claim, suit or other proceeding threatened or brought against either of them related to any representations, warranties and covenants hereunder.

                  7.2 Notice; Defense of Claims. Each party shall give prompt written notice to the other party of any claim for indemnification hereunder, specifying to the extent known the amount and nature of the claim, and any matter which in the opinion of such party is likely to give rise to an indemnification claim. The indemnifying party shall have the right to control the defense through counsel of its choosing. The indemnified party shall have the right to the extent of its interests to participate on its own behalf and at its own expense in such matter or its settlement through counsel of its choosing.

         8. DISCLAIMER OF IMPLIED WARRANTIES AND LIMITATION OF LIABILITY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ECREDIT.COM HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE OUTSOURCED SERVICES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN NO EVENT (I) SHALL ECREDIT.COM BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES


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(EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), SUCH
AS, BUT NOT LIMITED TO, LOSS OF REVENUE, PROFITS OR BUSINESS, COSTS OF DELAY, COSTS OF LOST OR DAMAGED DATA OR DOCUMENTATION; OR (II) SHALL ECREDIT.COM BE LIABLE TO CLIENT WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNTS IN EXCESS, IN THE AGGREGATE, OF FEES PAID TO ECREDIT.COM HEREUNDER DURING THE THREE-MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE. THE EXCLUSIONS AND LIMITATIONS OF THIS SECTION DO NOT APPLY TO ANY BREACH OF OBLIGATIONS HEREUNDER REGARDING CONFIDENTIALITY OR INTELLECTUAL PROPERTY, OR LIABILITY ARISING FOR BODILY INJURY OF A PERSON, OR IN STATES THAT PROHIBIT THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LIMITATIONS ON THE DURATION OF AN IMPLIED WARRANTY.

         9. Miscellaneous.

                  9.1 Publicity. eCredit.com shall be entitled to disclose the existence of the relationship formed hereunder between Client and eCredit.com. eCredit.com agrees to use commercially reasonable efforts to coordinate the release of its announcements in conjunction with related announcements of Client. Client hereby grants eCredit.com a limited, non-exclusive, non-transferable royalty-free license to use its trademarks and service marks solely for the issuance of media releases, public announcements and customer reference materials.

                  9.2 No Third Party Benefits. This Agreement is entered into solely for the respective benefit of the parties and their respective successors and assigns, and nothing in this Agreement will be construed as giving any entity other than the parties to this Agreement, persons and entities expressly indemnified hereunder and their respective successors and permitted assigns, any right, remedy or claim under this Agreement.

                  9.3 Relationship of Parties. The parties shall perform all of their duties under this Agreement as independent contractors. The parties understand and agree that, except as specifically provided in this Agreement, neither party grants the other party the power or authority to make or give any agreement, statement, representation, warranty, or other commitment on behalf of the other party, or to enter into any contract or otherwise incur any liability or obligation, express or implied, on behalf of the other party, or to transfer, release, or waive any right, title, or interest of such other party.

                  9.4 Notices. Notices to either party shall be in writing to the address indicated on the first page of this Agreement, Attention: President, and shall be deemed effective when received when sent by facsimile (receipt confirmed) commercial courier, or personal delivery, or on the second day following the date after depositing the notice with a reputable, overnight delivery service. The parties may, by notice given under this paragraph, designate different or up to two (2) additional addresses to which notices must be sent.

                  9.5 Severability. If any term or condition of this Agreement is adjudged to be illegal or unenforceable, all other terms shall remain in force, and the term or condition held illegal or unenforceable shall remain in effect as far as possible in accordance with the intention of the parties.


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                  9.6 Entire Agreement; Modifications. This Agreement represents the complete and exclusive statement of the agreement between the parties, and supersedes all prior proposals and understandings, oral or written, relating to the subject matter of this Agreement. This Agreement may be amended only in a writing executed by the parties.

                  9.7 Effect of Waiver. A party's failure to exercise any right under this Agreement will not constitute a waiver of any other terms or conditions of this Agreement or a right at any time thereafter to require exact and strict compliance with the terms of this Agreement.

                  9.8 Force Majeure. Neither party shall be responsible for any delay or failure in performance resulting from acts beyond their control including but not be limited to an act of God; an act of war, sabotage or terrorism; a riot or other civil disturbance; outages of electrical, telecommunications or computer server services provided by third parties; an epidemic, fire, flood, extreme weather condition, or other disaster; an act of government; delays in transit or delivery; or labor shortage, labor unrest, strike or lockout; provided that, in order to be excused from delay or failure to perform, such party must act diligently and reasonably to remedy the cause of such delay or failure.

                  9.9 Venue. Except with respect to any dispute subject to arbitration in accordance with the provisions of Section 9.11 below, each party hereto hereby irrevocably agrees that any legal action or proceeding arising out of this Agreement shall be brought: i) if initiated by Client, only in the Superior Court of The Commonwealth of Massachusetts in and for Norfolk County or the United States District Court for the Eastern Division of the District of Massachusetts (or, if such court does not have subject matter jurisdiction over such dispute, in any other state or federal court located in the Commonwealth of Massachusetts) or ii) if initiated by eCredit.com, in comparable courts in the state of Florida, preserving, however, all rights of removal to a federal court under 28 U.S.C. ss.1441. Each party hereto irrevocably waives any objection to the venue of the aforesaid courts in connection with any legal action or proceeding against it arising out of this Agreement. Each party hereto also agrees that any trial arising out of or in connection with a claim against it in connection with this Agreement shall be before the court and each party's right to a trial by jury is hereby waived. Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of said courts in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, to its address as specified above.

                  9.10 Dispute Resolution. Except that the parties shall be entitled to apply to the courts for mandatory or injunctive equitable relief in respect to a violation of this Agreement which would cause irreparable harm to the other for which no adequate remedy at law exists and that eCredit.com shall be entitled to apply to the courts to collect due and unpaid invoices, any dispute between eCredit.com and Client arising out of, or relating to this Agreement or the breach thereof will be decided by arbitration in accordance with the Federal Arbitration Act (9 U.S.C. ss.ss. 10 and 11) and the Commercial Arbitration Rules of the American Arbitration Association then obtaining subject to the limitations of this Section 9.11. Notice of the demand for arbitration will be filed in writing with the other party to the Agreement and with the American Arbitration Association. In no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The award rendered by the arbitrators will be final, judgment may be entered upon it in any court having jurisdiction thereof, and will not be subject to modification or appeal except to the extent permitted by Sections 10 and 11 of the Federal Arbitration Act.


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                  9.11 Counterparts. This Agreement may be executed in
counterparts, including counterpart transmitted by facsimile, each of which shall be deemed an original, and all such counterparts shall constitute one and the same agreement.

                  9.12 Section Headings. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof.

                  9.13 Neutral Construction. The parties to this Agreement agree that this Agreement was negotiated fairly between them at arm's length and that the final terms of this Agreement are the product of the parties' negotiations. Each party warrants and represents that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provision(s).

                  9.14 Employees. Neither eCredit.com nor Client shall hire or seek to engage the services of, nor offer to pay commissions, compensation or any other form of incentives to the employees or consultants of the other for any purpose whatsoever without the express written consent of the other party. This provision shall expire eighteen (18) months after the termination of this Agreement.

                  9.15 Assignment. Neither this Agreement, nor any rights hereunder, may be assigned by Client, unless assignment by Client is accepted in writing by eCredit.com and any attempt to assign this Agreement or any rights hereunder without written approval by eCredit.com shall automatically terminate this Agreement. This Agreement, and any right hereunder, may be assigned in whole or in part by the eCredit.com to any subsidiary or affiliate of eCredit.com or to any successor or assign of the business of eCredit.com at any time during the term of this Agreement.


















__________(Initial)     ______(Date)        __________(Initial)     ______(Date)
eCredit.com, Inc.                           Client



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                                   SCHEDULE 1
                                 SPECIFICATIONS











































__________(Initial)     ______(Date)        __________(Initial)     ______(Date)
eCredit.com, Inc.                           Client



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                                  SCHEDULE 2.1
                                     PAYMENT

(a)      INSTALLATION AND IMPLEMENTATION FEES:

Client will pay fees for installation and implementation of Client's Business Logic on the Outsourced Services. Installation and implementation fees for initial installation of Outsourced Services customized according to Client's Business Logic are estimated at between 7 to 14 days at $1800 per day. A specification document as defined in Schedule 1 will be completed within 30 days of the execution of this Agreement and will include final installation and implementation fees. Payment of fifty (50%) percent of installation and implementation fees will be due upon Client's approval of the Specifications. The remaining fifty (50%) percent of installation and implementation fees will be payable in equal monthly installments over the installation period.

(b)      MONTHLY FEES:

Client will pay a monthly fee: Based on the following schedule
** Transaction - Pricing (** Transaction defined as cumulative sales between single buyer and single seller in any given day.)

         Guaranteed Monthly Transaction volumes*        Price per Transaction
         ---------------------------------------        ---------------------

                  Less than 1,000                               $25.00
                  1,000 - 2,999                                 $20.00
                  3,000 - 4,999                                 $18.00
                  5,000 - 7,999                                 $16.50

*assumes Client is actually running transactions through the Global Financing Network

Year 2000  Jan-March   300 Committed Transactions per Month  $20 per transaction
---------  April-June  600 Committed Transactions per Month  $20 per transaction
           July-Sept 900 Committed Transactions per Month $20 per transaction Oct-Dec 1,000 Committed Transactions per Month $20 per transaction

Year 2001            1,500 Committed Transactions Per Month  $20 per transaction
---------

For transactions in the year 2001, World Commerce can take advantage of pricing discounts per transaction if volumes exceed 3,000 transactions per month. The price per transaction for these commitments will be based on the above listed pricing from 12-30-1999.

Year 2002            3,000 Committed Transactions Per Month  $18 per transaction
---------

For transactions in the year 2002, World Commerce can take advantage of pricing discounts per transaction if volumes exceed 5,000 transactions per month. The price per transaction for these commitments will be based on the eCredit.com listed pricing as of January 1, 2002.

The fees as described above do not include, and Client will reimburse eCredit.com for, fees to third parties for access to information (e.g., credit bureaus and other information providers), other proprietary content, or analytics (e.g., scorecards, fraud detection analytics) incurred at the request or on behalf of Client.


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(c)      LATE PAYMENT:

All late payments shall bear interest at an annual rate equal to the lower of eighteen percent (18%) or the highest amount permitted by law until paid in full.







































__________(Initial)     ______(Date)        __________(Initial)     ______(Date)
eCredit.com, Inc.                           Client



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                                  SCHEDULE 3.1
                                      TERM

INITIAL TERM

Three (3) years







































__________(Initial)     ______(Date)        __________(Initial)     ______(Date)
eCredit.com, Inc.                           Client



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